EXHIBIT 4.8

NEITHER THIS WARRANT NOR THE SECURITIES UNDERLYING THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF FOR VALUE WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER HEREOF PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED OFFER FOR SALE, SALE OR OTHER DISPOSITION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

iVOW, INC.

WARRANT TO PURCHASE UNITS

No. IVOWDJ-
Date of Issuance: February 22, 2006	Number of Units
Purchasable Upon Exercise
of Warrant: 23,200

IVOW, Inc., a Delaware corporation (the “Company”), hereby certifies that Dawson James Securities, Inc., or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before February 28, 2011 (subject to Section 1(c) below) (the “Expiration Date”), up to 23,200 Units (the “Units”), each Unit consisting of one share of Common Stock of the Company (the ”Common Stock”) and a warrant to purchase one-half share of Common Stock in the form attached hereto as Attachment 1 (the “Common Stock Warrant”), at a purchase price of          per Unit (the “Exercise Price”). The Common Stock and the Common Stock underlying the Common Stock Warrant are sometimes hereinafter referred to as the “Warrant Shares.”

This Warrant is issued in connection with that certain Selling Agreement, dated as of February 14, 2006, by and between the Company and Dawson James Securities, Inc. (the ”Selling Agreement”).

1.                                      Exercise of Warrant.

(a)                                  All or any part of this Warrant may be exercised by the Holder hereof by surrendering it, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal executive office or at the Company’s transfer agent accompanied by payment in full of the Exercise Price payable in respect of all or part of this Warrant being exercised. If less than the entire Warrant is exercised, the Company shall, upon such exercise, execute and deliver to the Holder thereof a new Warrant in the same form as this Warrant evidencing the Warrant to the extent not exercised. This Warrant shall be deemed to have been exercised prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions.

(b)                                 Forms of Payment Authorized. Payment of the Exercise Price may be made (i) in cash, by certified or official bank check, or cash equivalent, (ii) by tender to the Company of shares of the Company’s stock owned by the Holder having a value, as determined by the Company’s Board of Directors (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the Exercise Price, or (iii) “cashless exercise” by the assignment to a broker-dealer registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the proceeds of a sale of some or all of the shares being acquired upon the exercise of this Warrant, provided such assignment complies with Regulation T as promulgated under the Exchange Act by the Board of Governors of the Federal Reserve System, (iv) by tender to the Company of a portion of this Warrant, which portion shall be deemed to have a value equal to the difference between the exercise price and the fair market value per share of the Common Stock purchasable upon exercise of the portion of this Warrant tendered (as determined by reference to the closing transaction price or in the absence thereof, the closing bid price, on the trading date preceding the date that such tender is made, or if no trading market exists, then pursuant to section 2(c) below), or (v) by any combination thereof.

2.                                      Fractional Shares.

No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock otherwise issuable upon any such exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional securities, determined as follows:

(a)                                  If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(b)                                 If the security is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System (“NASDAQ/NMS”) or the mean of the last reported bid and asked prices reported by the NASDAQ System or the NASD OTC Bulletin Board (or, if not so quoted, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

(c)                                  If the security is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, or the NASD OTC Bulletin Board (or by the National Quotation Bureau, Inc.), the current value shall be an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

3.                                      Exchange, Assignment or Loss of Warrant.

Subject to the transfer limitations contained herein and to compliance with applicable laws, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of securities purchasable hereunder. Any assignment shall be made by surrender of this Warrant to the Company with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof to the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date. Although the Company may require a surety bond or other indemnity in connection with each new issuance, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

4.                                      Rights of the Holder.

The Holder of this Warrant shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.                                      Adjustments.

(a)                                  The number of securities purchasable upon exercise of this Warrant and the exercise prices therefor shall be subject to adjustment from time to time in the event that the Company shall:  (1) pay a dividend in, or make a distribution of, shares of Common Stock or other securities, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares or (4) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its Common Stock stockholders. In any such case, the total number of securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate exercise price, the number of shares of Common Stock or other securities that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 5(a) shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 5(a), the Holder shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted exercise price between or among shares of the Holder of such allocation.

(b)                                 In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into or with another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.

(c)                                  Whenever a reference is made in this Section 5 to the issue or sale of shares of Common Stock the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof.

(d)                                 Whenever the number of securities purchasable upon exercise of this Warrant or the exercise prices thereof shall be adjusted as required herein, the Company shall forthwith file such information with its Secretary at its principal office in the form of a certificate of an authorized officer of the Company, with the price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the Holder.

(e)                                  The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company (1) will not cause the par value of any securities receivable on exercise of this Warrant to be in excess of the amount payable therefor on such exercise, (2) will take all action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant, and (3) will not transfer all or substantially all of its assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge with or into the Company (if the Company is not the surviving person), unless such other person shall be bound by all the terms of this Warrant. If any event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, in order to protect such purchase rights. This Warrant shall bind the successors and assigns of the Company.

6.                                      Notices of Record Dates, Etc.

(a)                                  If the Company shall fix a record date of the holders of the Common Stock (or other securities at the time deliverable upon exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividends or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any securities, or to receive any other right contemplated by Section 5 or otherwise; or

(b)                                 In the event of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity; or

(c)                                  In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any such event, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (2) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the Holder of record of Units shall be entitled to exchange its Units for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at the same date as the Company shall inform its stockholders, but in no event less than ten days preceding such record date.

7.                                      Reservation of Warrant Shares.

The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant, such number of Warrant Shares or other securities as shall from time to time be sufficient to comply with this Warrant, and the Company shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized and unissued shares of Common Stock or other securities in such number as shall be sufficient for such purpose.

8.                                      Registration.

(a)                                  Definitions. As used in this Section 8, the following terms shall have the meanings set forth below:

(i)                                     The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or document.

(ii)                                  The term “Registrable Securities” shall mean:  (A) the Common Stock issued or issuable upon exercise of this Warrant, and the Common Stock issued or issuable upon exercise of the Common Stock Warrant; and (B) Common Stock or other securities of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) as a dividend or other distribution with respect to, in exchange for or in replacement of such warrant or Common Stock, referenced in (B) or (C) immediately above, excluding in all cases, however, any Registrable Securities sold to the public pursuant to a registration under the Act or an applicable exemption therefrom.

(b)                                 Demand Registration Rights. If, at any time during the period commencing on the Issue Date and ending five (5) years thereafter, the Company shall receive a written request (a “Request”), from Holders who in the aggregate own (or upon exercise of all Registrable Securities then outstanding or issuable would own) a majority of the total number of shares of Common Stock then included (or which upon such exercise would be included) in the Registrable Securities (the “Majority Holders”), to register the resale of at least a majority of the Registrable Securities then outstanding, the Company shall, as promptly as practicable, prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided that the Company shall only be obligated to register Registrable Securities on two (2) occasions (at least 12 months apart) pursuant to this Section 8(b). Within five (5) business days after receiving a Request, the Company shall give written notice to all the other Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Holder’s Registrable

Securities, provided that the Company received a written request to do so from such Holder within thirty (30) days after receipt by him or it of the Company’s notice. Notwithstanding anything contained in this Section 8(b) to the contrary:  (i) no person may make a Request that the Company file, nor shall the Company be obligated to file, a registration statement on any date that is within ninety (90) days of the effective date of any registration statement filed by the Company and pursuant to which such person was given full “piggyback” registration rights in accordance with Section 8(c) hereof including without limitation the ability to include all Registrable Securities requested to be included therein; and (ii) the Company may delay the registration of the securities to which a Request relates if upon receipt of such Request (A) the Company notifies the person making the Request that it is contemplating filing a Registration Statement within ninety (90) days of such request, or (B) the Company notifies the person making the request that the Board of Directors of the Company has determined that a material event has occurred that has not been publicly disclosed and which if disclosed would have a material adverse effect on the Company; provided that (x) in the case of clause (ii)(A) of this paragraph, the Company shall, as soon as practical, upon the first to occur of the abandonment of such contemplated registration statement or the expiration of such ninety (90) day period, register the securities to which the Request relates unless such Request is withdrawn; and (y) in the case of clause (ii)(B) of this paragraph, the Company may not delay the filing of the registration statement for more than thirty (30) days from the date of the Request unless such Request is withdrawn.

(c)                                  Piggy-back Registration Rights. If (but without any obligation to do so) at any time during the five (5) year period commencing on the Issue Date, the Company proposes to register (including for this purpose a registration effected by the Company for securityholders other than the Holder) any of its securities under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of this Section 8, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered; and provided further, however, that the Registrable Securities shall be subject to restrictions on transfer for forty-five (45) days after the effective date of the subject registration statement. The inclusion of any of the Holder’s Registrable Securities in a registration statement filed by the Company and declared effective by the Securities and Exchange Commission (“SEC”) shall be deemed to be the exercise by such Holder of the piggy-back registration rights granted herein to such Holder.

(d)                                 Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for at least twelve (12) months.

(ii)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(iii)                               Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv)                              Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

(v)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

(vi)                              Notify the Holders, promptly after the Company shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

(vii)                           Notify the Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

(e)                                  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto that the Holder, having chosen to have its Registrable Securities included for registration, shall furnish to the Company such information regarding the Holder, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof. The Holder shall be required to represent to the Company that all such information which is given is complete and accurate in all material respects. The Holder shall deliver to the Company a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

(f)                                    Expenses.

(i)                                     Registration Expenses. All expenses incurred by the Company in complying with Subsections 8(b), 8(c) and 8(d) hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “Blue Sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company.

(ii)                                  Selling Expenses. All underwriting discounts, underwriters’ expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Holders and all fees and disbursements of any special counsel (other than the Company’s regular counsel) shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

(g)                                 Underwriting Requirements. All Holders proposing to distribute their Registrable Securities through an underwriting in which the Company has proposed or is proposing to participate, shall (together with the Company and any other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company and perform their obligations thereunder. Notwithstanding any other subsection of this Section 8, at the request of the managing underwriter, the Holder shall delay the sale of Registrable Securities which such Holder has requested be registered hereunder for up to 90 days following the effective date of the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

(h)                                 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section.

(i)                                     Indemnification. In the event that any Registrable Securities are included in a registration statement pursuant hereto:

(i)                                     To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners and legal counsel of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any applicable state securities law; and the Company will reimburse the Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 8(i)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with information furnished by such Holder or any other Holder, for use in the preparation thereof; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in a subsequent or final prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of such a subsequent or final prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

(ii)                                  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its directors, its officers, its employees, any person who controls the Company within the meaning of the Act or the Exchange Act, any underwriter (within the meaning of the Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, or underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee controlling person, underwriter or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 8(i)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

(iii)                               Promptly after receipt by an indemnified party under this Subsection 8(i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 8(i), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 8(i), but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 8(i).

(j)                                     Reports Under Exchange Act. Following registration of the Company’s securities under the Exchange Act and with a view of making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(i)                                     use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and

(ii)                                  use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act.

(k)                                  Termination of the Company’s Obligations.

(i)                                     The Company shall have no obligations pursuant to Subsections 8(b) or 8(c) with respect to any request made by the Holder after May 3, 2008.

(ii)                                  Notwithstanding any provision hereof to the contrary, the Company shall not be required to effect any registration under the Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel for the Company, the offering or transfer by such Holder or Holders in the manner proposed (including without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Act and the securities or “Blue Sky” laws of applicable states.

(iii)                               The Company’s obligations under Sections 8(b) and 8(c) shall terminate with respect to a particular Holder at such time as Rule 144, or another similar exemption, is available for the sale, without registration, of all of such Holder’s Registrable Securities in any three (3) month period; provided, however, and subject to compliance with the requirements of Rule 144, that the Company shall consent to such Rule 144 sale and provide the appropriate legal opinion to the transfer agent of the Company so as allow the Rule 144 transfer or legend removal to occur as may be appropriate.

(l)                                     Holder’s Acceptance of Obligations. Acceptance of this Warrant by its Holder(s) shall be deemed to constitute the unqualified acceptance by the Holder of all of the terms and conditions set forth herein.

9.                                      Approvals.

The Company shall from time to time use its best efforts to obtain and continue in effect any and all permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Warrant, the issuance of securities on any exercise hereof, and if any such permits, consents, qualifications, registrations, approvals or filings are not obtained or continued in effect as required, the Company shall immediately notify the Holder hereof.

10.                               Survival.

All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant for three years.

11.                               Remedies.

The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12.                               Notices.

All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, as follows:

If to the Company, to:

iVOW, Inc.

2101FaradayAvenue
Carlsbad, CA 92008

Attention:  Chief Financial Officer

With a copy by

contemporaneous like means, to:                                                                  Heller Ehrman LLP

4350 La Jolla Village Dr., 7th Floor

San Diego, CA 92122

Attention:  Jeffrey Thacker, Esq.

If to the Holder, to:                                                                                                                                           Dawson James Securities, Inc.

925 S. Federal Highway

6th Floor

Boca Raton, FL 33432

Attention:  Robert Keyser

With a copy by

contemporaneous like means, to:

Blank Rome LLP

1200 North Federal Highway, suite 417

Boca Raton, FL 33432

Attention: Bruce C. Rosetto, Esq.

The Company and each Holder may change such address at any time or times by notice hereunder to the other.

13.                               Amendments; Waivers; Terminations; Governing Law; Headings.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

DATED:  February 22, 2006

iVOW, Inc.

By:

FORM OF ASSIGNMENT

(To be executed upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                                    the right represented by the within Warrant, No. IVOWDJ-     , as such right may apply to                 Units which are the subject of the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint                                       attorney to transfer such Warrant on the warrant register of the within named Company, with full power of substitution.

DATED:                            , 200

Signature:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Signature Guaranteed:

SUBSCRIPTION

(To be completed and signed only upon an exercise of the Warrant in whole or in part)

TO:                            ___________

The undersigned, the Holder of the attached Warrant (“Warrant”), hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, ________ Units (as such term is defined in the Warrant dated February 22, 2006), and herewith makes payment of $ __________ therefor in cash, by certified or official bank check or such other form of payment as may be permitted under the Warrant. The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
Address:
Social Security Number:
Deliver to:
Address:

If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the Units (or other securities or property) to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like date and tenor, for the remaining portion of the Warrant (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
Address:

DATED:	______________, 200_

(Social Security or Taxpayer Identification (Name of Holder)

(Number of Holder)

(Signature of Holder or Authorized Signatory)

Signature Guaranteed:

ATTACHMENT 1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. IVOWDJ- ____	Number of Shares: _______
Date of Issuance: ________, 2006	(subject to adjustment)

IVOW, INC.

Common Stock Purchase Warrant

IVOW, Inc. (the “Company”), for value received, hereby certifies that ___________ or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before __________, 2011 (subject to Section 1(c) below) (the “Expiration Date”), up to __________ shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, at a purchase price of $________ per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

This Warrant is issued in connection with that certain Subscription Agreement, dated as of _________, 2006, by and between the Company and the Registered Holder (the “Subscription Agreement”) and is subject to the terms and conditions of the Subscription Agreement. The Warrant Stock possesses certain registration rights pursuant to the Subscription Agreement. Capitalized terms used but not defined herein shall have the meanings as defined in the Subscription Agreement.

1.                                       Exercise.

(a)                                  Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A (“Exercise Form”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid only by cash, check or wire transfer.

(b)                                 Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)                                  Early Termination. If on any date after the effectiveness of the Registration Statement (as defined in the Subscription Agreement), the closing price of the Common Stock, as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the principal exchange on which the Common Stock is listed, or if not so listed then in the over-the-counter market as published in The Wall Street Journal, for 20 consecutive trading days equals at least $__________ (subject to adjustment in the event of any subdivision, combination or reclassification affecting the Common Stock), the Company shall have the right, as its option and upon 30 days written notice (the “Notice”) to the Registered Holder, to terminate this Warrant; provided that (i) the Registered Holder shall have the right to exercise this Warrant at any time prior to such termination pursuant to Section 1(a), and (ii) the Registration Statement shall be effective at all times during such 30-day notice period. Upon such termination, the Registered Holder shall have no further rights hereunder. The Registered Holder shall have the right to exercise the Warrant until the earlier of (i) the termination of the 30 day notice period or (ii) the Expiration Date.

(d)                                 Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)                                     a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii)                                  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

2.                                       Adjustments.

(b)                                 Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of

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Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(c)                                  Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(d)                                 Price-Based Exercise Price Adjustment. If at any time within twelve (12) months following the date of the issuance of this Warrant, (i) the Company completes a Qualified Financing and (ii) the Effective Purchase Price Per Share of Common Stock issued or issuable to the participants in such Qualified Financing is less than the Purchase Price, the Purchase Price shall be automatically reduced to the Effective Purchase Price Per Share of Common Stock in such Qualified Financing. For purposes of clarity, the Purchase Price adjustment provided for in this Section 2(c) shall only apply to the first Qualified Financing the Company completes after the date of this Warrant. Notwithstanding anything to the contrary in this Warrant, (i) the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall remain unchanged despite any change to the Purchase Price provided for under this Section 2(c) and (ii) in no event, shall the Purchase Price be reduced below $0.001 per share based on the adjustment provided for under this Section 2(c). The term “Qualified Financing” shall mean any equity and/or debt financing by the Company in which the Company receives gross proceeds of at least $1,000,000 from investors and the security issued in such financing is convertible and/or exercisable for shares of the Company’s Common Stock. The term “Effective Purchase Price Per Share of Common Stock” shall mean the (i) the aggregate maximum number of shares of Common Stock issued or issuable in such Qualified Financing (assuming the conversion and exercise of all convertible and/or exercisable securities issued in such Qualified Financing and the satisfaction of any conditions to convertibility or exchangeability, including without limitation the passage of time, but without taking into account potential antidilution adjustments) divided by (ii) the aggregate gross proceeds received by the Company in such Qualified Financing plus any additional gross proceeds (without taking into account potential antidilution adjustments) to be received by the Company upon the conversion and/or exercise of such securities or the exercise of any related options or rights. This Section 2(c) shall terminate upon a Change of Control of the Company, where the term “Change of Control” shall include:  (i) any bona fide sale, conveyance or disposition of all or substantially all of the Company’s assets (including, without limitation, a grant of an exclusive license or exclusive licenses to all or substantially all of the corporation’s intellectual property) or (ii) the acquisition of the Company

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by means of consolidation, merger or other form of corporate reorganization by a single or related series of transactions in which the outstanding shares of the Company are converted or exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the Company’s stockholders of record as constituted immediately prior to such sale, conveyance, disposition or acquisition will hold more than a majority of the voting power of the surviving entity immediately following such sale, conveyance, disposition or acquisition.

(e)                                  Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.                                       Transfers.

(a)                                  Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)                                 Transferability. Subject to the provisions of Section 3(a) hereof (and any other restrictions conferred herein) this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company provided, however, that this Warrant may not be transferred unless the transferee agrees in writing to be bound by the terms of this Warrant and the terms of the Subscription Agreement.

(c)                                  Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

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4.                                      Representations and Warranties of Registered Holders. The Registered Holder represents and warrants to the Company as follows:

(a)                                  This Warrant and the Warrant Stock issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Registered Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)                                 The Registered Holder understand that this Warrant and the Warrant Stock have not been registered under the Act, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registrations.

(c)                                  The Registered Holder has such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Stock purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)                                 The Registered Holder is able to bear the economic risk of the purchase of the Warrant Stock pursuant to the terms of this Warrant.

(e)                                  The Registered Holder confirms all representations made by it in the Subscription Agreement.

5.                                       Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

6.                                       Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

7.                                       Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.                                       Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight

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delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

9.                                       No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.                                 No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

11.                                 Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

12.                                 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

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13.                                 Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

IVOW, INC.

By
Michael H. Owens, M.D., Chief Executive Officer

	Address:	11455 El Camino Real
Suite 140
San Diego, CA 92130-2098

Fax Number:(858) 847-4811

ACKNOWLEDGED AND AGREED

REGISTERED HOLDER

By:

Name:

Title:

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EXHIBIT A

PURCHASE/EXERCISE FORM

To:	IVOW, Inc	Dated:
11455 El Camino Real
Suite 140

San Diego, CA 92130-2098

1.                                       Choose one:

☐                                    The undersigned, pursuant to the provisions set forth in the attached Warrant No. _____, hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $ ________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

2.                                       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name and address)

3.                                                                                       The undersigned hereby represents and warrants that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of the attached Warrant are true and correct as of the date hereof.

Signature:

Name (print):

Title (if applic.)

Company (if applic.):

Address:

Exhibit A-1

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant _______ with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Name:

Dated:	Witness:

Exhibit B-1